THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS NOTE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS NOTE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN THIS NOTE.

ORGANIC TO GO FOOD CORPORATION

SECURED PROMISSORY NOTE

$3,000,000.00	November __, 2008

Seattle, Washington

FOR VALUE RECEIVED, Organic To Go Food Corporation, a Delaware corporation (the “Company”) promises to pay to W.Health L.P., a limited partnership organized under the laws of the Bahamas (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of Three Million Dollars ($3,000,000.00) (the “Principal Amount”), together with interest from the date hereof on the Principal Amount at the rate of fifteen percent (15%) per annum, compounded yearly and accruing daily, on or prior to May __, 2009 (the “Maturity Date”) in accordance with the terms hereof. This Note has been issued pursuant to the Note Purchase Agreement, dated as of November __, 2008 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investor and is secured by a lien on all the tangible and intangible assets of the Company.

1. Prepayment. The entire Principal Amount and/or any interest hereon may be prepaid in whole or in part by the Company at any time. Any payments under this Promissory Note prior to the Maturity Date shall be applied first to accrued interest and then to principal.

2. Event of Default. If an Event of Default (as defined in the Note Purchase Agreement) shall occur, then at the election of the Investor, upon a notice to the Company, the principal balance of this Note plus accrued and unpaid interest at the rate of 25% per annum, compounded on an annual basis, shall become due and payable immediately in cash.

3. Successors and Assigns. Subject to the restrictions on transfer described in the Note Purchase Agreement, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

4. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor.

5. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in be in accordance with the notice provisions set forth in the Note Purchase Agreement.

6. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

8. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

9. Arbitration. Any dispute, controversy, or claim arising in relation to this Note, including with regard to its validity, invalidity, breach, enforcement or termination, shall be resolved by binding arbitration in London, England, in accordance with the rules of arbitration which are in force in the United Kingdom on the date when the notice of arbitration is submitted. The arbitrability of such dispute, claim or controversy shall also be determined in such arbitration. Such arbitration proceeding shall be conducted in the English language before one (1) arbitrator agreed to by the parties. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

Organic To Go Food Corporation a Delaware corporation By:______________________________ Name: Jason Brown Title: Chief Executive Officer